Exhibit 10.2




                          FIRST AMENDMENT OF CREDIT AGREEMENT


     THIS FIRST AMENDMENT OF CREDIT AGREEMENT (this "Amendment"), dated as of April 25, 2000, is by and among SANTA BARBARA PARTNERS, an Oklahoma general partnership ("SBP"), and HALLADOR PETROLEUM, LLP, a Colorado limited partnership ("Hallador"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (herein called "USB"). SBP and Hallador are herein collectively called "Borrowers."


                                          RECITALS


             A. Borrowers and USB entered into a Credit Agreement dated as of March 10, 1999 (the "Credit Agreement"), in order to set forth the terms upon which USB would make available to Borrowers an oil-and-gas-based credit facility for making advances and issuing letters of credit upon the request of Borrowers and a securities-based credit facility for making advances upon the request of Borrowers. The Credit Agreement provides for the terms by which such credit facilities are to be governed and repaid. Capitalized terms used herein but not refined herein shall have the same meanings as set forth in the Credit Agreement.



           B. Borrowers and USB have agreed that the maximum principal amount of the "Oil and Gas Facility" (as defined in the Credit Agreement) should be increased, that the "Securities Facility" (as defined in the Credit Agreement) should be cancelled and that a minimum liquidity covenant should be added to the Credit Agreement.



AMENDMENT



           NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:



           1. Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows, effective as of the date hereof:



                 (a)  The definition of "Borrowing Base (Oil and Gas)" in
Section 1.1 on page 2 of the Credit Agreement shall be deleted and the following shall be substituted therefor:



            "Borrowing Base (Oil and Gas)" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base (Oil and Gas) for the time period from April 25, 2000 through the date that the October 31, 2000 redetermination of the Borrowing Base (Oil and Gas) becomes effective shall be $3,900,000, unless Borrowers and USB hereafter mutually agree upon a different amount or unless the Borrowing Base (Oil and Gas) is redetermined pursuant to
Section 2.10 below prior to such date.



                 (b) The "Borrowing Base (Securities)" shall be set at zero for all times on or after April 25, 2000.



                 (c)  The definition of "Commitment Amount (Oil and Gas)" in
Section 1.1 on page 3 of the Credit Agreement shall be deleted and the following shall be substituted therefor:



                        "Commitment Amount (Oil and Gas)" means, at any time, the least of: (a) $3,900,000, (b) the Borrowing Base (Oil and Gas) at that time, or (c) such lesser amount as may be elected by Borrowers in accordance with the provisions of Section 2.10 below.



                (d)  The definition of "Commitment Amount (Securities)" in
Section 1.1 on page 3 of the Credit Agreement shall be deleted and the following shall be substituted therefor:




                       "Commitment Amount (Securities)" means, at any time, $0.



               (e) Section 2.10(b) on page 14 of the Credit Agreement shall be deleted and the following shall be substituted therefor:




                     (b) No calculations of the Borrowing Base (Securities) shall be required after April 25, 2000.




               (f) Section 6.2(a) on page 32 of the Credit Agreement shall be deleted and the following shall be substituted therefor:

                     (a) Financial Covenants. (1) Borrowers will not permit the Funded Debt Ratio to be greater than 50 percent as of the end of any Fiscal Quarter.



                         (2)  Borrowers will at all times maintain unencumbered
cash and unencumbered marketable securities having an aggregate fair value of not less $1,000,000.




           2. Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.



           3. Representations and Warranties. Borrowers hereby certify to USB that, as of the date of this Amendment, all of Borrowers' representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, no Default has occurred and no event has occurred which, with the giving of notice, the lapse of time, or both, would constitute a Default.



           4. Continuation of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement or any other document executed and delivered in connection therewith, the terms of this Amendment shall control.



           5. Expenses. Borrowers shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and expenses of USB's attorney and all costs incurred in filing and recording any applicable Security Documents.



           6. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



            EXECUTED as of the date first above written.




                                              SANTA BARBARA PARTNERS
                                                By: Hallador Production Company,
                                                    General Partner




                                                    By: /S/Victor P. Stabio
                                                        Victor P. Stabio,
                                                        President


                                                HALLADOR PETROLEUM, LLP
                                                By: Hallador Petroleum Company,
                                                    General Partner


                                                    By: /S/Victor P. Stabio
                                                        Victor P. Stabio,
                                                        President


                                                U.S. BANK NATIONAL ASSOCIATION



                                                By: /s/Monte E. Deckerd
                                                    Monte E. Deckerd,
                                                    Vice President